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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT


         This AGREEMENT is made as of September 6, 1995, by and between CORESTAFF, INC., a Delaware corporation (the "Company") and GEORGE W. FINK (the "Employee").

         The parties desire to enter into an agreement pursuant to which Employee shall be employed by the Company as the Chief Operating Officer of the Company's Information Technology and Niche Services Groups, President of COREStaff Information Services Division, and Executive Vice President of the Company.

         The parties hereto agree as follows:

         1. Employment. The Company agrees to employ Employee and Employee accepts such employment for the period beginning as of the date hereof and ending upon termination pursuant to Section 3 hereof (the "Employment Period"). During the Employment Period, Employee shall serve as the Chief Operating Officer of the Company's Information Technology and Niche Services Groups, President of COREStaff Information Services Division, and Executive Vice President of the Company and shall have the normal duties, responsibilities and authority of the Chief Operating Officer of the Company's Information Technology and Niche Services Groups, the President of COREStaff Information Services Division, and the Executive Vice President of the Company, subject to the power of the President and Chief Executive Officer and the Company's board of directors (the "Board") to expand or limit such duties, responsibilities and authority and to override actions of the Employee.

         2.      Salary, Bonus and Benefits.

                 (a) Salary. During the Employment Period, the Company will pay Employee a base salary (the "Annual Base Salary") as the Board may designate from time to time, at the rate of not less than $285,000.00 per annum, which amount shall be reviewed annually and shall be subject to an annual increase, as determined by the Board in its sole discretion. Employee's Annual Base Salary for any partial year will be prorated based upon the number of days elapsed in such year.

                 (b) Annual Bonus. Following the first anniversary date hereof and each anniversary date thereafter, the Board may, in its sole discretion, and upon the attainment of objectives mutually agreed upon by the Board and Employee, award a bonus to Employee in an amount not to exceed fifty percent (50%) of Employee's Annual Base Salary for such year (the "Annual Bonus"). Employee's Annual Bonus for a partial year will be pro-rated based upon the number of days elapsed in such year.

                 (c) Benefits. Employee shall be entitled to such perquisites as may be agreed to by Employee and the Board, and, in addition, shall be entitled to participate in any plan established by the Company to provide benefits to its employees at the time Employee meets the eligibility






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criteria established for each plan.  In addition, Employee shall be eligible to the following benefits regarding common stock of the Company:

                 (i) Stock Options: At the commencement of Employee's employment with Company, Employee shall receive options to purchase a sufficient number of shares on a "pre-split" basis to equal 100,000 shares of the Company's common stock after the Stock Split (as such term is defined in the Company's Form S-1 Registration Statement) at a price equal to $11.20 per share. All share amounts listed below reflect the proposed 76 for 1 stock split of the Company's common stock. Vesting for such stock options will occur as follows:

                          (A)     10,000 shares (i.e., 131.578947 shares on a
                                  pre-split basis) immediately, subject to expiration if the same is not exercised on or before December 6, 1995;
                          (B)     30,000 shares (i.e., 394.736842 shares on a
                                  pre-split basis) immediately; subject
                                  however, to forfeiture in the event Employee voluntarily resigns prior to September 6, 1996; and
                          (C)     60,000 shares (i.e., 787.473682 shares on a
                                  pre-split basis) vesting over a three (3) year period, with one-third vesting on the first anniversary of employment, 1/3 vesting on the second anniversary of employment, and the final 1/3 vesting on the third anniversary of employment.

                 The exact terms and conditions of the stock options referenced above shall be set forth in stock option agreements by and between the Employee and the Company.

                 (ii)     $1,000 monthly automobile allowance;

                 (iii) Three (3) weeks' paid vacation, in addition to holidays declared by the Company;

                 (iv)     Reimbursement for monthly country club dues;

                 (v) Reasonable business expenses incurred in the performance of Employee's duties, including expenditures for entertainment, gifts and travel provided the expenditures are properly deductible for income tax purposes as a business expense and proper substantiation records as required by tax law are furnished; and

                 (vi) Annual membership dues to remain a member of the "Young Presidents' Organization."




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         3.      Term.

                 (a) The term of the Employment Period shall commence on the date hereof and continue until the third (3rd) anniversary of the date hereof (the "Original Term") and renew automatically for successive one-year terms (each, a "Renewal Term") unless notice of non-renewal is given by either party to the other party at least three (3) months prior to the end of the Original Term or any Renewal Term; provided that the Employment Period may also be terminated prior to such date (i) by the Employee for any reason or (ii) by the Company for Cause, or without Cause.

                 (b) If the Employment Period is terminated by the Company without Cause and prior to the first anniversary date hereof, Employee shall be entitled to receive an amount equal to (i) one-half (1/2) of his Annual Base Salary as of the date of such termination divided by (ii) twelve (12), payable in twelve (12) equal monthly installments.

                 (c) If the Employment Period is terminated by the Company without Cause and after the first anniversary date hereof, Employee shall be entitled to receive an amount equal to (i) his Annual Base Salary divided by
(ii) twelve (12), payable in twelve (12) equal monthly installments.

                 (d) If the Employment Period is terminated by the Company for Cause, Employee shall not be entitled to receive any compensation other than accrued and unpaid Annual Base Salary.

                 (e) All of Employee's rights to fringe benefits and bonuses hereunder shall cease upon the termination of the Employment Period.

         4.      Definitions.

         "Cause" shall mean (A) Employee being determined by the Board to have refused to diligently perform the duties assigned to Employee under this Agreement and not to have remedied the situation within a reasonable period of time after receipt of written notice from the Company specifying the refusal;
(B) Employee having been determined by the Board to have refused to abide by the Company's policies, rules, procedures or directives and not to have remedied the situation within a reasonable period of time after receipt of written notice from the Company specifying the refusal; (C) Employee's gross negligence, reckless or willful misconduct with respect to the Company or any of its Subsidiaries which results in a material harm to such entity's standing among customers, suppliers, employees and other business relationships; or (D) Employee having been determined by the Board to be guilty of fraud, dishonesty or a crime involving moral turpitude. In making any determination described above, the Board shall act in good faith.

         "Subsidiary" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.




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         5.      Confidential Information.  Employee acknowledges that the
information, observations and data obtained by him during the course of his performance under this Agreement concerning the business and affairs of the Company and its affiliates are the property of the Company. Therefore, Employee agrees that he will not disclose to any unauthorized person or use for his own account any of such information, observations or data without the Board's written consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee's wrongful acts or omissions to act. Employee agrees to deliver to the Company at the termination of his employment, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company and its affiliates (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control.

         6.      Non-Competition and Non-Solicitation.

         (a) Non-Competition. Employee acknowledges that in the course of his employment with the Company he will become familiar with the Company's trade secrets and with other confidential information concerning the Company and that his services will be of special, unique and extraordinary value to the Company. Therefore, Employee agrees that, during the Employment Period and for a period equal to the applicable severance payment period set forth in Section 3(b) or 3(c) hereof thereafter (the "Non-Compete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the core businesses of the Company or the core business of any of its Subsidiaries as such businesses exist or are in process on the date of the termination of Employee's employment, within the geographical area in which the Company or its Subsidiaries engage; provided that if the Employment Period is terminated by the Company pursuant to clause (E) of the definition for "Cause", the Employee shall not be subject to the terms of this Section 6(a) or 6(b). For purposes of this Section 6, "core business" shall mean any business from which the Company or any of its Subsidiaries derives in excess of ten percent (10%) of the Company's or any such Subsidiary's annual revenues.

         (b) Non-Solicitation. During the Non-Compete Period, Employee shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the one (1) year period prior to Employee's termination and/or resignation, or
(iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary.

         (c) Enforcement. If, at the time of enforcement of Section 5 or 6 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing,




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the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Employee's services are unique and because Employee has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

         7. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

                 If to the Company:

                          COREStaff, Inc.
                          5 Post Oak Park
                          4400 Post Oak Parkway, Suite 1130
                          Houston, Texas  77027-3413
                          Attention: Peter T. Dameris, Vice President,
                                     Secretary and General Counsel

                 If to the Employee:

                          George W. Fink
                          5 Post Oak Park
                          4400 Post Oak Parkway, Suite 1130
                          Houston, Texas  77027

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five (5) days after deposit in the U.S. mail.




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         8.      General Provisions.

         (a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         (b) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         (c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Employee, the Company and their respective successors and assigns; provided that the rights and obligations of Employee under this Agreement shall not be assignable.

         (e) Choice of Law. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

         (f) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         (g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Employee.




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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                CORESTAFF, INC.

                                By: /s/ MICHAEL T. WILLIS
                                    -----------------------------------------
                                        Michael T. Willis
                                        President and Chief Executive Officer


                                /s/ GEORGE W. FINK
                                ---------------------------------------------
                                GEORGE W. FINK




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